UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: January 25, 2007 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia Street, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     On January 25, 2007, Umpqua Holding Corporation announced during an investor conference call that the pending merger transaction with North Bay Bancorp is expected to be neutral to operating earnings per share in 2007, and accretive thereafter. The Company also announced that it expects full system integration of North Bay Bancorp to be completed in the third quarter of 2007 and that the Company has factored 30% cost savings into its projections following system integration. The Company’s forward-looking statements, which are provided under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are subject to risks and uncertainties and actual results may differ materially from those anticipated and predicted. Specific risk factors are stated in the Company’s reports filed with the SEC and include whether the Company and North Bay Bancorp can complete the pending merger, whether the companies have accurately predicted acquisition and consolidation expenses, the timing and amount of savings from consolidation, the expected earnings contributions of both companies and management’s ability to effectively integrate the companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: January 25, 2007	By:/s/ Steven L. Philpott
Steven L. Philpott
Executive Vice President, General Counsel
and Secretary